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                                                                     EXHIBIT 8.1

LIST OF IXOS SOFTWARE AG'S SUBSIDIARIES DATED DECEMBER 16, 2002


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NAME OF SUBSIDIARY          ADDRESS AND COUNTRY OF INCORPORATION  PHONE, FACSIMILE, E-MAIL               OWNERSHIP      FUNCTION
------------------          ------------------------------------  ------------------------               ---------      --------
IXOS SOFTWARE Inc.          901 Mariner's Island Blvd.            Phone: 001.650.2945800                 wholly owned    Sales
                            Suite 725                             Fax: 001.650.2945836
                            San Mateo, Ca. 94404                  E-mail: office@sanmateo.ixos.com
                            United States of America

IXOS SOFTWARE               Johann-Renferstrasse 10               Phone: 0041.32.3448700                 wholly owned    Sales
(International) AG          2504 Biel-Bienne                      Fax: 0041.32.3448701
                            Switzerland                           E-mail: office@biel.ixos.ch

IXOS SOFTWARE K.K.          Sumitomo Fudosan Shiba Bldg. No.3     Phone: 0081.3.5232.2311                wholly owned    Sales
                            7-17 Shiba 1-chome, Minato-ku         Fax: 0081.3.5232.2377
                            Tokyo 105-0014                        E-mail: office@tokyo.ixos.co.jp
                            Japan

IXOS Asia PTE Ltd.          6 Temasek Boulevard                   Phone: 0065.6333.8738                  wholly owned    Sales
                            # 20-06 Suntec Tower Four 038986      Fax: 0065.6333.8658
                            Singapore 038986                      E-mail: office@singapore.ixos.com.sg
                            Singapore

IXOS SOFTWARE s.r.o.        Sokolovska 77/79                      Phone: 0042.296.579311                 wholly owned    Sales, R&D
                            18600 Praha 8                         Fax: 0042.296.579301
                            Czech Republic                        E-mail: office@prague.ixos.cz

IXOS (Netherlands) B.V.     Soestdijkerstraaweg 64                Phone: 0031.35.6460550                 wholly owned    Sales
                            1213 XE Hilversum                     Fax: 0031.35.6460555
                            Netherlands                           E-mail: office_netherlands@ixos.de

IXOS SOFTWARE Limited       Pescara House                         Phone: 0044.1628.589000                wholly owned    Sales
                            2 Vanwall Road                        Fax: 0044.1628.589001
                            Maidenhead, Berkshire SL6 4UB         E-mail: office_uk@ixos.ch
                            Great Britain

IXOS SOFTWARE Australia     Level 4, 580 St. Kilda Rd.            Phone: 0061.3.95204100                 wholly owned    Sales
Pty. Ltd.                   Melbourne Victoria 3004               Fax: 0061.3.95204101
                            Australia                             E-mail: office_australia@ixos.de

IXOS SOFTWARE Sdn. Bhd.     Level 56 Petronas Twin Towers         Phone: 002.3382.2299                   wholly owned    Sales
                            Kuala Lumpur City Centre              Fax: 002.3382.2298
                            50088 Kuala Lumpur                    E-mail: office@singapore.ixos.sg
                            Malaysia

IXOS SOFTWARE (Austria)     Lassallestrasse 7 b                   Phone: 0043.1.641310500                wholly owned    Sales
 GmbH                       (SAP-Gebaude)                         Fax: 0043.1.641310517
                            1021 Wien                             E-mail: office@austria.ixos.de
                            Austria

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